As filed with the U.S. Securities and Exchange Commission on September 21, 2021.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ARGUS CAPITAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	6770	86-3426828
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

3 Columbus Circle, 24th Floor

New York, NY 10019

(212) 812-7702

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Joseph R. Ianniello

Chief Executive Officer

Argus Capital Corp.

3 Columbus Circle, 24th Floor

New York, NY 10019

(212) 812-7702

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Gary J. Simon Kenneth A. Lefkowitz Hughes Hubbard & Reed LLP One Battery Park Plaza New York, New York 10004 (212) 837-6000	Michael J. Blankenship James R. Brown Winston & Strawn LLP 800 Capitol Street Suite 2400 Houston, Texas 77002 (713) 651-2600

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-258090

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security Being Registered	Amount Being Registered	Proposed Maximum Offering Price per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Units, each consisting of one share of Class A common stock, $0.0001 par value, and one-half of one redeemable warrant(2)	1,725,000 Units	$10.00	$17,250,000	$1,882.00
Shares of Class A common stock included as part of the units(3)	1,725,000 Shares	—	—	—(4)
Redeemable warrants included as part of the units(3)	862,500 Warrants	—	—	—(4)
Shares of Class A common stock underlying Warrants included as part of the Units	862,500 Shares	11.50(5)	$9,918,750	$1,083.00
Total			$27,168,750	$2,965.00(6)

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended (the “Securities Act”).
(2)

Represents only the additional number of securities being registered. Does not include the securities that the registrant previously registered on the Registration Statement on Form S-1 (File No. 333-258090).

(3)

Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(4)	No fee pursuant to Rule 457(g).
(5)	Calculated pursuant to Rule 457(g) under the Securities Act, based on the exercise price of the warrants.
(6)

The registrant previously registered securities having a proposed maximum aggregate offering price of $452,812,500 on its Registration Statement on Form S-1, as amended (File No. 333-258090), which was declared effective by the Securities and Exchange Commission on September 21, 2021. In accordance with Rule 462(b) under the Securities Act, an additional number of securities having a proposed maximum offering price of $27,168,750 is hereby registered, which includes securities issuable upon the exercise of the underwriters’ over-allotment option.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement on Form S-1 is being filed by Argus Capital Corp., a Delaware corporation (the “Registrant”), pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction V to Form S-1. This Registration Statement relates to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-258090) (the “Prior Registration Statement”), initially filed by the Registrant on July 22, 2021 and declared effective by the Securities and Exchange Commission (the “Commission”) on September 21, 2021. This Registration Statement covers the registration of an additional 1,725,000 of the Registrant’s units, each consisting of one share of the Registrant’s Class A common stock, $0.0001 par value, and one-half of one redeemable warrant, each whole warrant entitling the holder thereof to purchase one share of the Registrant’s Class A common stock. The required opinions of counsel and related consent and accountant’s consent are attached hereto and filed herewith. Pursuant to Rule 462(b), the contents of the Prior Registration Statement, including the exhibits thereto, are incorporated by reference into this Registration Statement.

CERTIFICATION

The Registrant hereby certifies to the Commission that (1) it has instructed its bank to pay the filing fee set forth on the cover page of this Registration Statement by a wire transfer of such amount to the Commission’s account at U.S. Bank as soon as practicable (but no later than the close of business as of September 22, 2021), (2) it will not revoke such instructions, (3) it has sufficient funds in the relevant account to cover the amount of such filing fee and (4) it will confirm receipt of such instructions by its bank during regular business hours no later than September 22, 2021.

PART II

Information not required in prospectus

Item 16. Exhibits and Financial Statement Schedules.

(a)	Exhibits. All exhibits filed with or incorporated by reference in the Registration Statement on Form S-1 (SEC File No. 333-258090) are incorporated by reference into, and shall be deemed a part of, this Registration Statement, and the following additional exhibits are filed herewith, as part of this Registration Statement:

Exhibit	Description

5.1	Opinion of Hughes Hubbard & Reed LLP

23.1	Consent of WithumSmith+Brown, PC

23.2	Consent of Hughes Hubbard & Reed LLP (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, on the 21st day of September, 2021.

ARGUS CAPITAL CORP.

By:	/s/ Joseph R. Ianniello
Joseph R. Ianniello
Chief Executive Officer and Chairman

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Joseph R. Ianniello	Chief Executive Officer and Chairman
Joseph R. Ianniello	(Principal Executive Officer)	September 21, 2021

/s/ Marc DeBevoise	President and Vice Chairman
Marc DeBevoise		September 21, 2021

/s/ Saif Rahman	Chief Financial Officer
Saif Rahman	(Principal Financial and Accounting Officer)	September 21, 2021

/s/ Andrew R. Sriubas	Director
Andrew R. Sriubas		September 21, 2021

/s/ Alan G. Mnuchin	Director
Alan G. Mnuchin		September 21, 2021

/s/ Dr. Dana Beth Ardi	Director
Dr. Dana Beth Ardi		September 21, 2021

/s/ Pooja Midha	Director
Pooja Midha		September 21, 2021

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